DeGolyer

and

MacNaughton
5001

Spring

Valley

Road
Suite

800

Eas
t
Dallas,

Texas

75244
February 27, 2024
Equinor ASA
Forusbeen 50
N-4035 Stavanger
Norway
Ladies and Gentlemen:
We hereby

consent to

the references

to DeGolyer

and MacNaughton

contained
in

the

section

entitled

“Operational

Performance;

Proved

Oil

and

Gas

Reserves;
Preparation of reserves estimates; DeGolyer and

MacNaughton report” of the Exhibit
15.5

Oil

and Gas

Reserves Report

to

Form

20-F

for

the

year

ended

December 31,
2023,

of

Equinor ASA (the

“Form 20-F”), to

the

inclusion

of

our

report

of

third

party
dated February 21,

2024, concerning our

independent evaluation,

as of December

31,
2023, of certain properties in

which Equinor ASA has represented

it holds an interest
(our “Report of Third Party”), which is

included as an exhibit to the Form

20-F,

and to
the incorporation by reference thereof of

our Report of Third Party in

the Registration
Statements

on

Form

S-8

(File Nos.

333-121382,

333-168426,

and

333-262601)
pertaining to the Equinor US Holdings Inc. Employee Share Purchase

Plan and in the
Registration Statement

on Form

F-3 (File No.

333-271647) of

Equinor ASA,

Equinor
Energy AS, and Equinor US Capital LLC.
Very truly yours,
/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON
Texas

Registered Engineering Firm F-
716